Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
X4 Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity
Equity
Debt
Other
	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(3)	$129,247,246	0.0001102	$14,244
Fees Previously Paid	—	—	—	—	—	—	—	—

Exhibit 107

Carryforward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share (1)		(4)	$85,471,434	0.0001298		S-3	333-242372	August 19, 2020	$11,094
	Equity	Preferred Stock, par value $0.001 per share (1)
	Debt	Debt Securities (1)
	Other	Warrants(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	(4)	$49,500,000	0.0001298		S-3	333-242372	August 19, 2020	$6,425
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	(5)	$35,781,320	0.0001091		S-3	333-249544	October 26, 2020	$3,903
	Total Offering Amounts				$300,000,000		$14,244
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due						$14,244

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	X4 Pharmaceuticals, Inc. (the “Registrant”) is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities that may be issued upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Exhibit 107

(3)
The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $134,971,434 of unsold securities (the “August 2020 Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-242372), which was declared effective on August 19, 2020 (the “August 2020 Registration Statement”). The August 2020 Unsold Securities include (x) $34,971,434 of unsold common stock pursuant to the sales agreement prospectus included in the August 2020 Registration Statement and (y)(i) $47,000,000 of unsold common stock and (ii) an aggregate of $3,500,000 of shares of common stock previously issued to Lincoln Park Capital Fund, LLC pursuant to the prospectus supplement dated January 14, 2022. In connection with the filing of the August 2020 Registration Statement, the registrant paid a filing fee of $17,519 associated with the offering of the August 2020 Unsold Securities (based on the filing fee rate in effect at the time of the filing of the August 2020 Registration Statement). The filing fee associated with the offering of the August 2020 Unsold Securities is hereby carried forward to be applied to the August 2020 Unsold Securities registered hereunder, and no additional filing fee is due with respect to the August 2020 Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any August 2020 Unsold Securities pursuant to the August 2020 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of August 2020 Unsold Securities from the August 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the August 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $35,781,320 of unsold securities (the “October 2020 Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-249544), which was declared effective on October 26, 2020 (the “October 2020 Registration Statement”). In connection with the filing of the October 2020 Registration Statement, the registrant paid a filing fee of $3,903 associated with the offering of the October 2020 Unsold Securities (based on the filing fee rate in effect at the time of the filing of the October 2020 Registration Statement). The filing fee associated with the offering of the October 2020 Unsold Securities is hereby carried forward to be applied to the October 2020 Unsold Securities registered hereunder, and no additional filing fee is due with respect to the October 2020 Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any October 2020 Unsold Securities pursuant to the October 2020 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of October 2020 Unsold Securities from the October 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the October 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement, other than with respect to the Class C warrants registered thereunder.